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                                                                   EXHIBIT 10.15

                         PROCESS DEVELOPMENT CONSORTIUM

                              MEMBERSHIP AGREEMENT

     This Agreement is entered into as of February 25, 1999 (the "Effective Date") by and between Argonaut Technologies, Inc., a Delaware corporation with its principal place of business at 887 Industrial Road, Suite G, San Carlos, California 94070 ("Argonaut"), and Rohm and Haas Company, a ________________ corporation with its principal place of business at 727 Norristown Road, P.O. Box 904, Spring House, PA 19477-1629 ("Member").

     WHEREAS, Argonaut has expertise in the development of instrumentation utilizing automated organic chemistry for the preparation of small organic molecules of broad chemical diversity;

     WHEREAS, Argonaut has established a Process Development Consortium ("PDC") to consist of up to ten (10) members which are from the pharmaceutical, biotechnology, and chemical industries, and Argonaut, for the purpose of discussing and identifying desirable features, concepts and designs for instrumentation for automating process development.

     WHEREAS, the Member wishes to be a member of the PDC, on the terms and conditions herein.

     NOW THEREFORE, the parties agree as follows:

                               CONCEPT VALIDATION

     Every company who participates in individual meetings regarding the Process Development Consortium has a high level of interest in the concept and product. The product to be developed is code named "Process". There was approval of the overall concept and validation of the primary specifications and features.

                                 SPECIFICATIONS

     The general specifications for the Process Instrument are listed in Exhibit A.

                               EXPECTED TIME LINE

     The current expected time line is outlined in Exhibit B.

                             MEMBERSHIP ADVANTAGES

     Member companies will benefit from early exposure to and hands on experience with prototype instruments, interaction with peers from other companies and most importantly, input into the design and development process to ensure the development and commercialization of system for process chemistry research and development needs.


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                              TERMS OF MEMBERSHIP

     Term. The term of the Agreement is from the effective date of this Agreement to the commercial release date of the Process Instrument.

     Participation. There will be a minimum of seven (7) and a maximum of ten
(10) members in the Consortium.

     Meetings. The Consortium will meet quarterly during the Term at Argonaut's facilities in San Carlos, California, or another mutually agreed site. In addition, Argonaut may meet with Member individually, as agreed by Argonaut and such Member. Each party shall pay its own costs incurred in connection with such meetings. Argonaut will be responsible for managing the Consortium, including conducting the quarterly meetings, setting agendas and providing the format for the discussion and exchange of ideas. Argonaut will bear the cost of the meeting facilities.

     Prototypes. Members will have an opportunity to use the prototype instruments and software at Argonaut's San Carlos, CA facility on a scheduled basis during the Term of this Agreement.

     Fee. In consideration for its participation in the PDC, Member shall pay to Argonaut, One Hundred and Five Thousand U.S. Dollars ($105,000). The payment is due and payable within 30 days after execution of this agreement.

     Quest 205 Instrument. Upon signing this Agreement, Argonaut shall ship to Member one (1) unit of Quest 205 (part number 900144). The title to the Quest 205 Instrument shall pass to the Member FOB Shipping Point. The Member will be responsible for all applicable taxes, duties, VAT and freight charges.

     Process Instrument. Argonaut shall ship to Member one (1) unit of the commercial Process Instrument according the Exhibit B. The title to the Process Instrument shall pass to the Member FOB Shipping Point. The Member will be responsible for all applicable taxes, duties, VAT and freight charges.

     Failure to Complete Consortium. If Argonaut fails to have at least seven
(7) members join the Consortium by March 31, 1999, Argonaut shall, by April 30, 1999, refund to Member all amounts paid less the price of the Quest 205 Instrument [*].

     Priority. In consideration for its participation in the PDC, and provided that Member timely pays Argonaut the amounts set forth above, Member will be entitled to priority status and discount with regard to the purchase of subsequent commercial "Process" Instruments, not including the original Process Instrument delivered under this Agreement. To implement priority status and take advantage of the related discount, a purchase order must be received by June 30, 1999 to receive a [*] discount from the commercial, non-academic regional list price established by Argonaut (the "List Price"). To implement priority status and take advantage of the related discount, a purchase order must be received by September 30, 1999 to receive a [*] discount from the commercial, non-academic regional list price established by Argonaut (the "List Price"). Shipment priority among Member and other PDC members will be based on the order of receipt of purchase orders from Member or such other PDC members.


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      Confidential Information. In connection with the performance of this
Agreement, Argonaut or Member may not disclose confidential or proprietary technical or business information to the other. There shall be no Confidentiality Agreement in force under this Agreement, except for the financial terms of this Agreement.

      Publicity. In connection with the performance of this Agreement, Argonaut may use Member names in press release's announcing the formation of the Consortium and Process Instrument related items.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

ROHM AND HAAS COMPANY               ARGONAUT TECHNOLOGIES, INC.


BY: James S. Clovis                 BY: Mark W. Schwartz, Ph.D.
   ----------------------------

TITLE: Research Director            TITLE: Vice President,
      -------------------------            Marketing and Business Development

SIGNATURE: /s/ JAMES S. CLOVIS      SIGNATURE: /s/ Mark W. Schwartz
          ---------------------               -------------------------------









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                                   EXHIBIT A

                                      [*]



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[*]



[*] Confidential Treatment Requested




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                                   APPENDIX B

                             ARGONAUT TECHNOLOGIES
                         Process Synthesizer Instrument
                              Consortium Timelines


     The timeline detailed below is the current timeline Argonaut believes is appropriate for the development of the Process Synthesizer. This timeline is subject to changes based on input from Consortium members, changes to technical, instrument or software specifications, or unforeseen technical problems. This timeline should be taken as an indication of the current expectation and current goals of the Process Development effort, but by no means the unequivocal timeline for the development of the product.

   1. Consortium Membership Completed: .......................... March 1999

   2. First Consortium Meeting: ................................. March 1999
          Features and Specification Review and Justification
          Software Discussion
          Validation Experiments

  3. First Generation Prototype Operational: .................... February 1999

  4. Chemistry Performed: ....................................... February 1999

  5. Second Consortium Meeting: ................................. May 1999
          Review Prototype
          Review Chemistry
          Prototype Software Design Review
          Prototype Hardware Design Review

  6. Prototype Software Distribution: ........................... July 1999

  7. Advanced Prototype Instrument Operational: ................. August 1999

  8. Prototype Chemistry: ....................................... September 1999

  9. Third Consortium Meeting: .................................. September 1999

 10. Manufactured Pre-production Units Assembled: ............... October 1999

 11. Chemistry Validation: ...................................... October 1999

 12. First Commercial Unit Shipments to Consortium Members: ..... December 1999


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